UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2013

CYMER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 28, 2013, senior management of Cymer, Inc. (the “Company”), as authorized by the Board of Directors, decided to discontinue new product development in the Company’s Display Products business. This decision was made in light of the Company’s plan to focus on its core light source business, the losses the Display Products business has generated since its inception, and the continued material investment in research and development that management believes would be necessary to increase the Company’s competitive position in the market. The Company will continue to support the display product tools that have been previously sold and have remaining warranty or service contracts associated with them.

In the fourth quarter of 2012, in connection with the preparation of the year-end financial statements, management evaluated the demand for its display products. Based on this evaluation, management determined that the carrying value of the assets in the Display Products business required adjustments consisting of a write-down to inventory of $48.2 million to properly reflect lower of cost or market and a $5.1 million impairment of equipment used in the manufacturing or research and development of display product tools. In addition, in the fourth quarter of 2012, the Company accrued expenses of $12.2 million relating to firm purchase commitments for inventory and research and development costs that will no longer be utilized. As a result of the above, the Company recorded pre-tax charges in the fourth quarter of 2012 of $65.5 million, of which $63.6 million is included in cost of revenues and $1.9 million is included in operating expenses.

The steps needed to complete the discontinuance of new product development in the Display Products business are expected to be completed by the end of the first quarter of 2013. The Company expects additional charges in the first quarter of 2013, primarily for employee-related and other costs, to be approximately $1.0 million. These $1.0 million charges are expected to be the only cash expenditures associated with discontinuing the Display Products business, except potential refunds of up to $13.2 million in customer deposits on tools that have been delivered but not yet accepted by the customer. These customer deposits are included in deferred revenue in the current liabilities section of the consolidated balance sheet.

Item 2.06	Material Impairments.

The information discussed above in Item 2.05 is incorporated herein by reference.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, references to the Company’s plan, anticipated future demand for the Company’s products, additional charges expected in the first quarter of 2013 and potential refunds of customer deposits. These statements are predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors including disruptions or delays in completing the exit activities. For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ Paul B. Bowman
Date: January 31, 2013		Paul B. Bowman
Senior Vice President, Chief Financial Officer and Secretary